Exhibit 99.1

News
KeyCorp
127 Public Square
Cleveland, OH 44114
News

CONTACTS:	ANALYSTS	MEDIA
	Vernon Patterson	William Murschel
	216.689.0520	216.471.2885
	Vernon_Patterson@keybank.com	William_C_Murschel@keybank.com

Christopher F. Sikora
216.689.3133
Chris_F_Sikora@keybank.com

INVESTOR		KEY MEDIA
RELATIONS:	www.key.com/ir	NEWSROOM: www.key.com/newsroom
FOR IMMEDIATE RELEASE
KEYCORP ANNOUNCES CEO SUCCESSION PLAN
Chairman and CEO Henry L. Meyer III to Retire May 2011
Beth E. Mooney To Become Chairman and CEO
CLEVELAND, November 18, 2010 — KeyCorp (NYSE: KEY) today announced that Chairman of the Board and CEO Henry L. Meyer III, 60, will retire effective May 1, 2011, and will be succeeded by Beth E. Mooney, currently Vice Chair of KeyCorp and leader of Key’s Community Banking business. In the interim, the Board elected Mooney as President and COO and a member of the KeyCorp Board of Directors.
Alexander “Sandy” Cutler, KeyCorp’s Lead Director, said, “The Board extends its appreciation to Henry for his years of outstanding leadership and wishes him all the best in his retirement. This announcement is consistent with our ongoing succession planning process for senior leadership, and we are confident that Henry will leave an organization with a well-designed growth strategy and strong leadership in place. Henry is widely acknowledged for creating a culture with strong values, a dedication to community service and a commitment to diversity, all of which comprise his permanent legacy at Key.”
“Beth Mooney has demonstrated the personal leadership, strategic acumen and operational accomplishments which uniquely qualify her to lead KeyCorp during the coming years. Beth’s knowledge of the industry and more specifically KeyCorp, will ensure that we have a seamless transition next spring,” Cutler concluded.
Henry Meyer said, “I simply believe it’s time for new leadership to take the organization to the next level. I have been fortunate to be part of the Key team for 38 years. During that time, I’ve seen the bank grow from a small, $1.5 billion Cleveland bank to one of the largest banks in the country with $95 billion in assets today. That success was built on strong community and client relationships. The economic crisis over the past few years created an urgent need for major changes, and those changes have been accomplished. Now, as Key returns to profitability, the bank has a robust strategic plan, a disciplined risk management program and an excellent management team in place, so I can step aside with confidence and satisfaction.”
“Beth Mooney is a proven and outstanding leader,” Meyer continued. “She and her team are the architects of our successful Community Banking strategy. The ability to now further align Community Banking with the solid expertise and products of National Banking will create a powerful lever to drive Key’s future growth and success.”
Beth Mooney commented, “The opportunity to lead Key is tremendously exciting. Henry has given us a wonderful foundation to build upon. He has developed and led an organization that is centered on genuine values, one that is truly committed to our clients across all business lines and in each of our communities.”
“As a result,” she said, “Key is uniquely positioned as a relationship focused bank — delivering award-winning service using client insights, industry expertise and product specialization. We have a very strong team in both Community and National banking and together — as ‘One Key’ — we’re committed to growth and solid returns for our investors.”
Key noted that with her appointment next May, Ms. Mooney will become the first woman CEO of a top 20 U.S. bank. Prior to joining Key in April 2006, Mooney was CFO of AmSouth Bancorporation (now Regions Financial Corporation). She held line management positions at major financial services companies including Citicorp Real Estate, Inc., Hall Financial Group, Republic Bank in Texas, AmSouth Bancorporation and Bank One Corporation where she eventually became President of the firm’s Ohio operations.
Key Community Banking, Key National Banking and Corporate Strategy will report to Ms. Mooney in her transitional role as President and Chief Operating Officer, the Company said. The appointment of a new leader of Key Community Banking will be forthcoming and filled from within the organization. Risk Management, Finance and Administrative Services will continue to report directly to Meyer until his retirement.
BOARD MEMBER RESIGNS
Key also announced the resignation of Board member Lauralee Martin effective immediately. Ms. Martin is Chief Operating and Financial Officer of Jones Lang LaSalle, Inc. and has served on the Board since 2003.
“We thank Lauralee for her substantial contributions, dedication and valuable insights,” commented Meyer. “During her tenure, she chaired the Audit and Risk Management Committees and also served on the Executive and Nominating and Corporate Governance Committees. She served during a particularly challenging period in the bank’s history and that is acknowledged and greatly appreciated.”
Key noted that Ms. Martin’s resignation was a mutual decision made from a corporate governance perspective due to a growing and independently developed business relationship between KeyCorp and Jones Lang LaSalle.

HENRY MEYER BACKGROUND
Meyer joined the former Society National Bank (now Key) in 1972, where he achieved positions of increasing responsibility in the credit and commercial banking departments. In 1984, he transferred to Dayton where he ultimately became president of Society Bank, National Association.
Meyer returned to Cleveland in 1987 after being elected executive vice president of Society Corporation and senior executive vice president of Society National Bank, responsible for Society’s Retail Banking sector. He was elected vice chairman of the board of Society National Bank in 1989 and was elected president and chief operating officer in 1990. He was elected vice chairman of the board and chief banking officer of Society Corporation in 1991. Meyer was elected chief executive officer of Society National Bank in 1993 and was elected its chairman of the board in 1994. He was elected senior executive vice president and chief banking officer of the new KeyCorp in 1994 and was elected its chief operating officer in May 1995. Meyer was elected vice chairman of the board of KeyCorp in September 1996, president in May 1997, and chief executive officer in February 2001. He was elected chairman of the board of KeyCorp in May 2001.
Meyer received a Bachelor of Arts degree in econometrics from Colgate University in 1972 and earned his Master of Business Administration degree from Harvard University in 1978.
Active in civic and cultural life, Meyer is a board member and immediate past chairman of the Greater Cleveland Partnership and a board member of the Northeast Ohio Council on Higher Education. He is past chairman of the boards of both University Hospitals Health System, Inc. and University Hospitals of Cleveland; past chairman of WVIZ/PBS and trustee emeritus of ideastream; past chairman and a life director of United Way of Greater Cleveland; and a trustee and past board chairman of University School. A former member of the board of the Federal Reserve Bank of Cleveland, he currently serves on the Federal Advisory Council of the Federal Reserve System. Meyer was a director of Continental Airlines, Inc., and is a director of the new company, United Continental Holdings.
BETH MOONEY BACKGROUND
KeyCorp Vice Chair Beth Mooney has led Key’s Community Bank, which includes Retail Banking, Business Banking, Commercial Middle Market Banking, Wealth Management, Private Banking, Key Investment Services and KeyBank Mortgage, since 2006. The Community Bank operates more than 1,000 branches and more than 1,500 ATMs across 14 states, as well as three Key Call Centers.
Mooney, who joined Key in April 2006, has over 30 years of experience in retail banking, commercial lending and real estate financing. Prior to her most recent position as Senior Executive Vice President and Chief Financial Officer for Alabama-based AmSouth Bancorporation (now Regions Financial Corporation), Mooney ran its banking operations in Tennessee and Northern Louisiana.
Mooney also completed other line assignments of increasing responsibility at Bank One Corporation, Citicorp Real Estate, Inc., Hall Financial Group and Republic Bank of Texas/First Republic. At Bank One, she served as Regional President in Akron and Dayton, and then as President of Bank One Ohio, managing major markets throughout the state.
Mooney graduated from the University of Texas in 1977 and earned her Master of Business Administration degree from Southern Methodist University in 1983, where she was selected as a 2007-2008 Distinguished Alumni of the Cox School of Business. She received the YWCA Women of Achievement Award in 2008 and has been recognized four times in U.S. Banker Magazine’s “The Most Powerful Women in Banking.”
Mooney is Board Chairman of Neighborhood Progress, Inc., Trustee and Treasurer of the board of the Musical Arts Association (The Cleveland Orchestra), a Trustee of Cleveland Clinic Foundation, a director of United Way of Greater Cleveland and ideastream (WVIZ/PBS and WCPN). She is a member of The Financial Services Roundtable and Leadership Cleveland Class of 2007.
ABOUT KEYCORP
Cleveland-based KeyCorp (NYSE: KEY) is one of the nation’s largest bank-based financial services companies, with assets of approximately $95 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. For more information, visit https://www.key.com/.
# # #
Note to Editors: For up-to-date company information, media contacts and facts and figures about Key lines of business, visit http://key.com/newsroom to view our Media Newsroom.